FOR RELEASE
October 22, 2014

Contacts: Rob Stewart                            Media Contact: Adam Handelsman
Investor Relations                            President & Founder
Tel (949) 480-8300                            SpecOps Communications
Fax (949) 480-8301                            (212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS
THIRD QUARTER FINANCIAL RESULTS
AND ANNOUNCES PAYMENT OF QUARTERLY DIVIDEND

Newport Beach, Calif. - (BUSINESS WIRE) - October 22, 2014 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended September 30, 2014.

•	Revenues in the third quarter of 2014 were $37,192,000, as compared to $15,520,000 in the comparable prior year quarter.

•	Revenues for the nine months ended September 30, 2014 were $99,846,000, as compared to $115,491,000 in the comparable prior year period.

•	GAAP net loss in the third quarter of 2014 was $12,415,000, or $0.26 per diluted share, as compared to $15,711,000, or $0.33 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income in the third quarter of 2014 was $5,050,000, or $0.10 per diluted share, as compared to a Non-GAAP net loss of $13,280,000, or $0.28 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents and investments totaled $226,716,000 as of September 30, 2014.

Approval of Quarterly Dividend. Acacia Research Corporation also announced today that its Board of Directors has approved a quarterly cash dividend, payable in the amount of $0.125 per share, which will be paid on November 28, 2014, to shareholders of record at the close of business on November 3, 2014. Future cash dividends are expected to be paid on a quarterly basis and will be at the discretion of the Board of Directors.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues (in thousands)	$37,192	$15,520	$99,846	$115,491
Net loss (in thousands)	$(12,415)	$(15,711)	$(49,785)	$(23,101)
Non-GAAP net income (loss) (in thousands)	$5,050	$(13,280)	$7,752	$9,286
Diluted loss per share	$(0.26)	$(0.33)	$(1.04)	$(0.49)
Non-GAAP net earnings (loss) per common share - diluted	$0.10	$(0.28)	$0.15	$0.19
New agreements executed	20	24	55	96
Licensing and enforcement programs generating revenues	20	24	37	47
Licensing and enforcement programs with initial revenues	3	5	10	19
New patent portfolios	—	6	4	22

As of September 30, 2014, trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

September 30, 2014	$114,911	23%
June 30, 2014	$93,239	41%
March 31, 2014	$66,273	(49)%
December 31, 2013	$130,556	—%

Summary Financial Results
For the Three Months Ended September 30, 2014 and 2013

Revenues (in thousands):

	Three Months Ended September 30,		Change
	2014	2013	$	%

Revenues	$37,192	$15,520	$21,672	140%

New revenue agreements	20	24	—	—
Licensing and enforcement programs generating revenues	20	24	—	—
Licensing and enforcement programs with initial revenues	3	5	—	—

Third quarter 2014 revenues increased $21,672,000, or 140%, to $37,192,000, as compared to $15,520,000 in the comparable prior year quarter. In the third quarter of 2014, three licensees individually accounted for 43%, 30% and 12% of revenues recognized, as compared to three licensees individually accounting for 34%, 31% and 19% of revenues recognized during the third quarter of 2013.

Cost of Revenues (in thousands):

	Three Months Ended September 30,		Change
	2014	2013	$	%

Inventor royalties	$4,667	$2,353	$2,314	98%
Contingent legal fees	7,663	2,547	5,116	201%
Total inventor royalties and contingent legal fees	$12,330	$4,900	$7,430	152%

Third quarter 2014 inventor royalties and contingent legal fees expense, on a combined basis, increased 152%, compared to the prior year period, relatively consistent with the 140% increase in revenues over the same periods. Third quarter 2014 total revenues, less inventor royalties expense and contingent legal fees expense was $24,862,000, or 67% of third quarter 2014 revenues, as compared to $10,620,000, or 68% of revenues in the comparable prior year quarter. The increase in inventor royalties expense and contingent legal fees expense for the periods presented was due primarily to the 140% increase in revenues, and also reflected lower inventor royalty rates in the third quarter of 2014, primarily due to preferential returns on advances and cost recoveries for the patent portfolios generating revenues during the period and higher overall average contingent legal fee rates in the third quarter of 2014, as compared to the prior year quarter.

	Three Months Ended September 30,		Change
	2014	2013	$	%

Litigation and licensing expenses - patents	$9,592	$10,870	$(1,278)	(12)%

Third quarter 2014 litigation and licensing expenses decreased 12% due primarily to a net decrease in litigation support and third-party technical consulting expenses associated with ongoing and new licensing and enforcement programs commenced since the end of the comparable prior year quarter. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

	Three Months Ended September 30,		Change
	2014	2013	$	%

Amortization of patents	$13,511	$12,615	$896	7%

Third quarter 2014 non-cash patent amortization charges increased due primarily to an increase in amortization for patent and patent rights acquired since the end of the prior year period and an increase in accelerated patent amortization related to recoupable up-front patent portfolio acquisition costs recovered from related net licensing proceeds during the third quarter of 2014, as compared to the prior year period.

Marketing, General and Administrative Expenses (in thousands):

	Three Months Ended September 30,		Change
	2014	2013	$	%

Marketing, general and administrative expenses	$7,682	$8,849	$(1,167)	(13)%
Non-cash stock compensation expense - MG&A	3,954	9,386	(5,432)	(58)%
Total marketing, general and administrative expenses	$11,636	$18,235	$(6,599)	(36)%

Third quarter 2014 marketing, general and administrative expenses, excluding non-cash stock compensation expense, decreased due primarily to a decrease in non-recurring CEO retirement and other employee severance costs and an overall reduction in personnel costs due to staff reductions completed in the first quarter of 2014. Non-cash stock compensation expense decreased due to a decrease in CEO retirement related non-cash stock compensation charges, a decrease in the grant date fair value for the restricted shares expensed during the period and a decrease in the number of restricted shares expensed for current employees during the period.

Other Operating Expenses:
Third quarter 2014 operating expenses included an expense accrual for court ordered attorney fees related to matters initiated in 2010 and 2011 totaling $1,548,000. Third quarter 2013 operating expenses included a one-time, non-recurring charge related to the resolution of a dispute concerning legal fees associated with a prior matter totaling $3,506,000.

Income Taxes:

	Three Months Ended September 30,		Change
	2014	2013	$	%

(Provision for) benefit from income taxes (in thousands)	$(145)	$19,570	$(19,715)	(101)%
Effective tax rate	1%	(56)%

Tax expense for the third quarter of 2014 reflects the impact of a full valuation allowance recorded for net operating loss related tax assets generated during the third quarter of 2014. As such, no tax benefit was recognized for net operating loss related tax benefits generated during the third quarter of 2014. The third quarter 2013 tax benefit reflects the recognition of the tax benefit associated with net operating loss related tax assets generated during the third quarter of 2013.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	September 30, 2014	December 31, 2013

Cash and cash equivalents and investments	$226,716	$256,702
Accounts receivable	12,702	6,341
Total assets	548,920	593,393
Accounts payable and accrued expenses	16,564	11,555
Accrued patent acquisition costs	4,000	4,000
Royalties and contingent legal fees payable	17,777	10,447
Total liabilities	41,994	31,195

Summary Cash Flow Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net cash provided by (used in):
Operating activities	$14,529	$(22,923)	$13,890	$(4,819)
Investing activities	(65)	(277)	33,124	(88,135)
Financing activities	(6,247)	(7,406)	(19,442)	(10,547)

Patent Acquisition Costs. Patent related upfront advances and scheduled milestone payments paid in the third quarter of 2014 totaled $2,422,000. Patent related upfront advances paid in the third quarter of 2013 totaled $4,156,000. As of September 30, 2014, accrued patent acquisition costs related to patent portfolios acquired during 2014 totaled $2,000,000.

Quarterly Dividends Paid. Cash outflows from financing activities for the third quarter of 2014 included a quarterly cash dividend of $0.125 per share, paid on August 30, 2014, to shareholders of record at the close of business on August 4, 2014, totaling $6,260,000. Refer to our website for IRS Form 8937 information related to the distribution announced herein and any previous distributions.

See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 329-8889 for domestic callers and (719) 325-2488 for international callers, both of whom will need to enter the conference ID 1571982 when prompted. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the Conference ID 1571982 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$37,192	$15,520	$99,846	$115,491
Operating costs and expenses:
Cost of revenues:
Inventor royalties	4,667	2,353	16,312	26,444
Contingent legal fees	7,663	2,547	16,267	21,603
Litigation and licensing expenses - patents	9,592	10,870	29,406	30,436
Amortization of patents	13,511	12,615	43,515	36,923
Marketing, general and administrative expenses (including non-cash stock compensation expense of $3,954 and $14,022 for the three and nine months ended September 30, 2014, respectively, and $9,386 and $20,812 for the three and nine months ended September 30, 2013, respectively)	11,636	18,235	36,510	45,270
Research, consulting and other expenses - business development	1,208	730	3,203	2,480
Other	1,548	3,506	1,548	3,506
Total operating costs and expenses	49,825	50,856	146,761	166,662
Operating loss	(12,633)	(35,336)	(46,915)	(51,171)

Total other income (expense)	(57)	280	(144)	1,970
Loss before (provision for) benefit from income taxes	(12,690)	(35,056)	(47,059)	(49,201)
(Provision for) benefit from income taxes	(145)	19,570	(3,462)	25,348
Net loss including noncontrolling interests in operating subsidiaries	(12,835)	(15,486)	(50,521)	(23,853)
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	420	(225)	736	752
Net loss attributable to Acacia Research Corporation	$(12,415)	$(15,711)	$(49,785)	$(23,101)

Net loss attributable to common stockholders - diluted	$(12,575)	$(15,904)	$(50,356)	$(23,458)

Diluted loss per common share	$(0.26)	$(0.33)	$(1.04)	$(0.49)

Weighted average number of shares outstanding, diluted	48,806,334	48,330,149	48,561,428	48,068,038

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

GAAP net loss	$(12,415)	$(15,711)	$(49,785)	$(23,101)

Non-cash stock compensation	3,954	9,386	14,022	20,812
Non-cash patent amortization	13,511	12,615	43,515	36,923
Non-cash tax benefits	—	(19,570)	—	(25,348)

Pro forma non-GAAP net income (loss)	$5,050	$(13,280)	$7,752	$9,286

Pro forma non-GAAP net earnings (loss) per common share - diluted	$0.10	$(0.28)	$0.15	$0.19

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$154,257	$126,685
Short-term investments	72,459	130,017
Accounts receivable	12,702	6,341
Deferred income taxes	3,139	3,139
Prepaid expenses and other current assets	5,794	7,546
Total current assets	248,351	273,728

Property and equipment, net of accumulated depreciation and amortization	634	766
Patents, net of accumulated amortization	269,435	288,432
Goodwill	30,149	30,149
Other assets	351	318
	$548,920	$593,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$16,564	$11,555
Accrued patent investment costs	4,000	4,000
Royalties and contingent legal fees payable	17,777	10,447
Total current liabilities	38,341	26,002

Deferred income taxes	3,343	4,874
Other liabilities	310	319
Total liabilities	41,994	31,195
Total stockholders’ equity	506,926	562,198
	$548,920	$593,393

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss including noncontrolling interests in operating subsidiaries	$(12,835)	$(15,486)	$(50,521)	$(23,853)
Adjustments to reconcile net loss including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	13,587	12,680	43,753	37,085
Non-cash stock compensation	3,954	9,386	14,022	20,812
Excess tax benefits from stock-based compensation	—	1,205	—	358
Other	(24)	(22)	(24)	(22)
Changes in assets and liabilities:
Accounts receivable	12,483	(31)	(6,361)	(6,969)
Prepaid expenses and other assets	(5)	(3)	1,719	(5,866)
Accounts payable and accrued expenses	(233)	(488)	5,503	6,874
Royalties and contingent legal fees payable	(2,535)	(11,673)	7,330	(4,195)
Deferred taxes, net	137	(18,491)	(1,531)	(29,043)

Net cash provided by (used in) operating activities	14,529	(22,923)	13,890	(4,819)

Cash flows from investing activities:
Purchases of property and equipment	(9)	(214)	(106)	(579)
Purchase of available-for-sale investments	(42,771)	(57,767)	(76,130)	(232,809)
Maturities and sales of available-for-sale investments	45,137	61,860	133,878	155,669
Investments in patents/ patent rights	(2,422)	(4,156)	(24,518)	(10,416)

Net cash provided by (used in) investing activities	(65)	(277)	33,124	(88,135)

Cash flows from financing activities:
Dividends paid to shareholders	(6,260)	(6,243)	(18,773)	(12,392)
Distributions to noncontrolling interests in operating subsidiary	—	—	(867)	—
Contributions from noncontrolling interests in operating subsidiary	—	—	—	1,920
Repurchased restricted common stock	—	(18)	—	(18)
Excess tax benefits from stock-based compensation	—	(1,205)	—	(358)
Proceeds from exercises of stock options	13	60	198	301

Net cash used in financing activities	(6,247)	(7,406)	(19,442)	(10,547)

Increase (decrease) in cash and cash equivalents	8,217	(30,606)	27,572	(103,501)

Cash and cash equivalents, beginning	146,040	148,909	126,685	221,804

Cash and cash equivalents, ending	$154,257	$118,303	$154,257	$118,303

Business Highlights and Recent Developments(2)

Business highlights of the third quarter of 2014 and recent developments include the following:

Revenues for the three months ended September 30, 2014 included fees from the following technology licensing and enforcement programs:

•	3G & 4G Wireless Patents	•	Online Auction Guarantee technology
•	4G Wireless technology	•	Online Newsletters with Links technology
•	Broadband Communications technology	•	Optical Networking technology
•	Computer Aided Design Tools technology	•	Reflective and Radiant Barrier Insulation technology
•	DMT® technology	•	Speech Codes Used in Wireless and Wireline Systems technology
•	Electronic Access Control technology	•	Spinning and Jousting Toy Game technology*
•	Electronic Spreadsheet, Data Analysis and Software Development technology	•	Super Resolutions Microscopy technology
•	Gas Modulation Control Systems technology	•	Suture Anchors technology
•	Innovative Display technology	•	Telematics technology
•	Microprocessor and Memory technology*	•	Wireless Infrastructure and User Equipment technology*
________________________________________

*	Initial revenues recognized during the three months ended September 30, 2014.

•	ADAPTIX, Inc. entered into an agreement granting a limited term patent license to Sharp Corporation.

•
Auto-Dimensions LLC entered into a settlement and patent license agreement with Autodesk, Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Bonutti Skeletal Innovations LLC entered into a settlement and patent license agreement with Arthrex, Inc. The agreement resolved litigation that was pending in the United States District Court for the Middle District of Florida.

•
Brandywine Communications Technologies LLC entered into a settlement and patent license agreement with Consolidated Communications Holdings, Inc. The agreement resolved litigation that was pending in the United States District Court for the District of Delaware.

•
Cell and Network Selection LLC entered into an agreement with Blackberry Corporation and Blackberry Limited. The agreement resolved litigation that was pending between Cell and Network Selection LLC and Blackberry in the United States District Court for the Eastern District of Texas.

•	Cell and Network Selection LLC entered into a patent license agreement with Sharp Corporation.

•	Cellular Communications Equipment LLC entered into an agreement granting a limited term patent license to Sharp Corporation.

•	Innovative Display Technologies LLC and Delaware Display Group LLC entered into an agreement with RPX Corporation.

•
Innovative Display Technologies LLC entered into a settlement and patent license agreement with MiTAC Digital Corporation d/b/a Magellan and MiTAC International Corporation. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Labyrinth Optical Technologies LLC entered into a settlement and patent license agreement with Fujitsu Network Communications, Inc. The agreement resolved litigation that was pending in the United States District Court for the Central District of California.

•
O.S. Security LLC entered into settlement and patent license agreements with Alarm Lock Systems, Inc. and Kaba Holding AG. The agreements resolved litigation that was pending in the United States District Court for the Central District of California.

•
Online News Link LLC entered into a settlement agreement with Liberty Interactive Corporation. The agreement resolved litigation that was pending in the United States District Court for the District of Delaware.

•
Progressive Semiconductor Solutions LLC entered into a settlement and patent license agreement with Marvell International Limited. The agreement resolved litigation that was pending in the United States District Court for the Central District of California.

•
Promethean Insulation Technology LLC entered into a settlement agreement resolving all disputes with Pregis Corporation, Pregis Innovative Packaging Corporation, Innovative Energy, Inc. and Energie Innovation, Inc.

•	Saint Lawrence Communications LLC entered into a royalty-bearing patent license agreement with Tecnotree OYJ.

•
Super Resolution Technologies LLC entered into a settlement and patent license agreement with Nikon Corporation and Nikon Instruments Inc. The agreement resolved litigation that was pending in the United States District Court for the Northern District of Texas.

_______________________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) ADAPTIX, Inc., Auto-Dimensions LLC, Bonutti Skeletal Innovations LLC, Brandywine Communications Technologies LLC, Cell and Network Selection LLC, Cellular Communications Equipment LLC, Delaware Display Group LLC, Innovative Display Technologies LLC, Labyrinth Optical Technologies LLC, O.S. Security LLC, Online News Link LLC, Progressive Semiconductor Solutions LLC, Promethean Insulation Technology LLC, Saint Lawrence Communications LLC and Super Resolution Technologies LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.